EXHIBIT 99.1
NEWS RELEASE

Contact:	Deric Eubanks	Joseph Calabrese
	Chief Financial Officer	Financial Relations Board
	(972) 490-9600	(212) 827-3772

ASHFORD HOSPITALITY TRUST ANNOUNCES EXPECTED REDUCTION IN BASE ADVISORY FEE PAID TO ASHFORD INC.

DALLAS – March 21, 2025 – Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) announced today that, as part of its “GRO AHT” initiative, Ashford Trust and its advisor, Ashford Inc., are working together on an amendment to the advisory agreement that could eliminate a substantial portion of the base advisory fee paid by Ashford Trust. Savings could exceed $3 million in 2025 and could eventually reach more than $11 million per year if the Company’s enterprise value remains unchanged.
The proposed amendment may include the following key changes:
•Elimination of Net Asset Fee Adjustment – The fee currently charged until disposed assets have been replaced would be permanently eliminated.
•Base Advisory Fee Reduction – The calculation of the Base Advisory Fee would be reduced from 0.70% of Total Market Capitalization to 0.50% through December 31, 2026 to ensure near-term savings are realized.
•Minimum Base Fee Adjustment – The peer G&A Ratio would be permanently eliminated and would no longer limit future reductions in the Base Advisory Fee.
This proposed amendment underscores Ashford Inc.’s commitment to supporting Ashford Trust’s EBITDA improvement plan while enhancing shareholder value. It would represent a significant portion of the $50 million improvement in run-rate EBITDA targeted under the Company’s GRO AHT plan. Although the Company is encouraged by the work to date towards finalizing the proposed amendment, there can be no assurance that the proposed amendment will be completed on the general terms described above or at all.
Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing predominantly in upper-upscale, full-service hotels.
Forward-Looking Statements
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Additionally, statements regarding the following subjects are forward-looking by their nature: Our GRO AHT initiative; the proposed amendment to the advisory agreement; our business and investment strategy; anticipated or expected purchases, sales or dispositions of assets; our projected operating results; completion of any pending transactions; our plan to pay off strategic financing; our ability to restructure existing property-level indebtedness; our ability to secure additional financing to enable us to operate our business; our understanding of our competition; projected capital expenditures; and the impact of technology on our operations and business.. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. These and other risk factors are more fully discussed in the Company's filings with the SEC.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We will not publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise except to the extent required by law.
Non-GAAP Financial Measures
The Company prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The Company also uses certain non-GAAP measures to help our investors evaluate our operating performance. The Company uses EBITDA, which is defined as net income (loss) before interest expense and amortization of discounts and loan costs, net, income taxes, depreciation and amortization, as adjusted. EBITDA is a non-GAAP measure and we are unable to provide a reconciliation of forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because we are unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimation of amounts that would be necessary for the reconciliation due to the complexity and inherent difficulty in forecasting and quantifying future amounts or when they may occur. Such unavailable information could be significant to future results.
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